Exhibit 10.19

The picture can't be displayed. J \ \ Cs j Triple - Net Lease Agreement for non - housing purposes regarding urban industrial property located in Benavente "Fusion Factory" BY AND BETWEEN SCPI CORUM EURI0N - SUCURSAL EM PORTUGAL as landlord AND FUSION FUEL PORTUGAL, S.A. as tenant AND FUSION FUEL GREEN PLC. as guarantor Lisbon, 20 December 2022

The picture can't be displaye d. TABLE OF CONTENTS 1. OBJECT....................................................................................................................... ... ................. 4 2. PURPOSE ............................................................................................................................. ... ........ 4 3. DURATION ............................................................................................................................. ... ...... 5 4. RENT ............................................................................................................................. ... ............... 5 5. RENT UPDATE....................................................................................................................... ... ...... 6 6. HANDOVER OF THE LEASED PREMISES....................................................................................6 7. USE OF THE LEASED PREMISES ................................................................................................. 7 8. MAINTENANCE ............................................................................................................................. .. 8 9. INSPECTION OF THE LEASED PREMISES .................................................................................. 8 10. WORKS ............................................................................................................................. ... ........... 9 11. VACANCY AND REINSTATEMENT OF THE LEASED PREMISES ............................................10 12. EXPENSES, TAXES AND FEES................................................................................................... 10 13. GUARANTEES ............................................................................................................................. . 11 14. INSURANCE ............................................................................................................................. ... .. 12 15. INFORMATION UNDERTAKINGS ................................................................................................13 16. TERMINATION ............................................................................................................................. . 14 17. SIGNAGE...................................................................................................................... ... .............. 14 18. EMPLOYEES ................................................................................................................. . ...............14 19. ASSIGNMENT AND SUBLEASE .................................................................................................. 15 20. COMMUNICATIONS............................................................................................................... ... .... 15 21. ENTIRE AGREEMENT .................................................................................................................. 17 22. DATA PROTECTION ..................................................................................................................... 17 23. LEGALISATION OF SIGNATURES, STAMP TAX AND REGISTRATION ................................... 17

The picture can't be displayed. The picture can't be displayed. The picture can't be displayed. M O> 24. APPLICABLE LAW AND JURISDICTION .................................................................................... 17 25. LIST OF ANNEXES ....................................................................................................................... 18 Annex 1............................................................................................................................ ... ....... 20 Annex 2 ........ . ........ . ....... ... ..... ·························································································21 Annex 3........................................................................................................ . ................. 22 Annex 4 ........... . ......... 23 Annex 4.A................. ............................................. 24 Annex 5.................................................... . ............................................. 25

PARTIES SCPI CORUM EURION - SUCURSAL EM PORTUGAL, with registered office at Avenida da Liberdade, 240 , 1 st floor, Lisbon, Portugal, registered with the Commercial Registry Office under the sole tax identification and registration number 980721776 , which is an affiliate of CORUM EURION, with registered office at 1 Rue Euler, 75008 , Paris, France, registered in the respective commercial registry office under the number 880811567 , with the share capital of EUR 4 , 527 , 680 . 00 , herein represented by Mr . Miguel Valente Bento, in his capacity as attorney (procurador) (the "Landlord") ; and FUSION FUEL PORTUGAL, S . A . , with registered office at Rua da Fabrica, without number, Sabugo , Almargem do Bispo , Pero Pinheiro e Montelavar, Sintra, Portugal, registered with the Commercial Registry Office under the sole tax identification and registration number 514909439 , with a share capital of EUR 50 , 100 . 00 , herein represented by Carlos Andre de Melo Pinheiro Antunes, in his capacity as Director (the "Tenant") ; and FUSION FUEL GREEN pie, a pie incorporated under the laws of the Republic of Ireland, with registered offices at The Victorians, 15 - 18 Earlsfort Terrace, Saint Kevin's - Dublin 2 , Ireland, registered with the Commercial Registry Office under the sole registration 669283 and taxpayer number 36972620 H, with the share capital of EUR 25 . 000 , 00 and USO 11 . 212 , 50 , herein represented by Carlos Andre de Melo Pinheiro Antunes, in his capacity as attorney (the "Guarantor") ; I. 11. Ill. The Landlord and the Tenant are hereinafter jointly referred to as "Parties" or individually as "Party". WHEREAS I. II. Ill. By means of a sale and purchase deed executed on the date hereof, the Landlord acquired from the Tenant and therefore is the sole owner and lawful possessor of the urban property (predio urbano) located at Zona Industrial de Vale Tripeiro - Plot 10 - I/ J / K / L / M / N / 0 (Benavente - Portugal), in the parish of Benavente, Municipality of Benavente, described at the Land Registry Office of Benavente under number 3827 of the referred parish and inscribed with the Tax Authorities under article 5997 of the same parish (copy of the land registry excerpt and tax certificate of the Property are attached hereto as Annex 1 ) (the "Property") ; The use permit no. 32/04 was issued by the municipality of Benavente on 22 March 2002 (the "Use Permit"), copy of which is attached to this Agreement as Annex 2 . For the Property it was issued the energy and air quality certificate no SCE294887846, valid until 15/12/2030, copy of which is attached to this Agreement as Annex 3 ; IV. The Landlord intends to grant the lease to the Tenant and the Tenant intends to lease the Property, under the terms of this Agreement, including the recitals above and the annexes hereto; It is in good faith entered into and reciprocally accepted this fixed term lease agreement for non - housing purposes (the "Agreement"), to be governed by the terms and conditions established in the following Clauses :

The picture can't be displayed. le CLAUSES 1. OBJECT 1. The Landlord grants the lease to the Tenant and the Tenant leases the Property (the "Leased Premises") . 2. The Tenant accepts the Leased Premises with its current layout as better identified in the plans and in their current state and conditions, as evidenced by the plans and photographs included in Annex 4 , which the Tenant, as previous owner of the Property, declares to be fully aware of . For the avoidance of doubt the Tenant irrevocably acknowledges and accepts that, bearing in mind its condition as previous owner of the Property, it is not entitled to make any claim against the Landlord regarding the state and conditions of the Leased Premises (including, but not limited to, surface, physical and environmental state and conditions) . 3. As previous owner and user of the Property, the Tenant already has installed in the Property the equipment and goods referred in Annex 4 . A , of which the Tenant is the sole holder and owner . 4. Whilst this Agreement is in force the Tenant shall have the right of permanent access to the Leased Premises and may use the same, without limitation, on a 24 - hour per day basis . 2. PURPOSE 1. The Tenant is authorised to use the Leased Premises exclusively for the purposes of operating an industrial unit (and, if applicable, ancillary uses of office and social rooms) in the Property all in accordance and within the limits of the authorised and licensed use of the Property . 2. The use of the Leased Premises for a purpose other than the one established in Clause 2 . 1 requires the prior written authorisation by the Landlord . 3. The Tenant is exclusively liable for obtaining and maintaining valid at all times any licenses or permits regarding the activities that the Tenant intends to develop in the Leased Premises and any technical facilities and equipment there maintained and shall bear all fees and other charges as well as any contingencies with respect to such licenses or permits (or the lack of such licenses or permits), including fines and additional sanctions that may arise . 4. Should the Tenant fail to maintain or renew the relevant licenses and permits or in the event any of such licenses or permits are revoked, restricted, annulled or otherwise cease to be valid, the Ten ant will keep the Landlord harmless and will not be entitled to terminate this Agreement or to refuse to comply with any obligations under this Agreement, including, without limitation, suspending payment of the Monthly Rent or of any other payment obligations pursuant to this Agreement while it is not possible to carry out the operation of the industrial unit in the Leases Premises for the reasons indicated herein . 5. Any sanctions, penalties or fees directly applied to the Landlord or any amounts demanded from the Landlord and by the Landlord paid in its capacity as owner of the Leased Premises, arising from activities developed by the Tenant or from the use given by the Tenant (including its employees, service providers, visitors or customers) to the Leased Premises (including, without limitation, lack of licences), shall be immediately reimbursed by the Tenant to the Landlord on first demand (accrued of VAT if applicable) .

2 . 6 . The Tenant shall not be entitled to any indemnification or compensation under any title nor the reduction of the rent or the early termination of the lease for any issue or contingency that has arisen and / or may arise that is not attributable to the Landlord . 3. DURATION 1. This lease is entered into for the fixed term of 20 (twenty) years , starting on 20 December 2022 2022 (the "Start Date") and ending on 19 Decembe r 2042 (the "Initial Term") . 2. The lease shall be deemed as automatically renewable for 1 (one) period of 10 (ten) years (the "Renewed Term"), unless the Tenant opposes to the renewal of this Agreement, in writing, with a prior notice of at least 18 (eighteen) months prior to the end of the Agreement's Initial Term . 3. None of the Parties is entitled to early terminate this Agreement before the end of its Initial Term and , if applicable , its Renewed Term . 4. This Agreement shall terminate automatically on the Renewed Term, without the need for any notification at the end of the Renewed Term . 5. If the Tenant terminates and / or causes the termination of the Agreement and / or breaches the Agreement giving the Landlord a cause for the latter to terminate the Agreement before the Initial Term and, if applicable, the Renewed Term, of this Agreement, the Tenant shall indemnify the Landlord for all damages incurred by the latter, notably, without limitation, all damages, costs and expenses due to the early termination , including loss of rent, void costs due to the vacancy of the Leased Premises (such as Municipal Property Tax, insurance premium, charges with minimum required maintenance, considering that the agreed terms under this Agreement (including the agreed amount of rent) takes into consideration that these costs are borne by the Tenant), costs for refurbishing and marketing the Leased Premises for a re - lease , decrease in the value of the Leased Premises due to a re - lease for a lower rent value, in any case limited t o the amoun t of the rents that would have been paid until the end of the applicable term . The Tenant expressly acknowledges that the Initial Term has been critical for the decision of the Landlord to enter into this sale and leaseback agreement, without which the Landlord would not have accepted to acquire the Property from the Tenant under the terms it did on the date hereof and that, therefore, it is of the common interest of the Tenant to ensure to the Landlord compliance with the full Initial Term for the agreed rent and other conditions set out in this Agreement thus committing to the terms of this clause, regardless of any different rights it would otherwise be entitled to under the general lease legal framework that is and may be in force from time to time . 6. Clause 3 . 5 also applies in case of extinction of the Tenant (including, without limitation its winding up) or any other form or way by which the Tenant ceases to exist before the Initial Term and, if applicable, the Renewed Term, of this Agreement . 4. RENT 1. For the lease of the Leased Premises, the Tenant shall pay to the Landlord an initial monthly fixed rent in the amount of EUR 50 , 000 . 00 (fifty thousand euros) (the " Mo nthly Rent") . 2. The Monthly Rent will be paid by the Tenant until the 5 th (fifth) day of the month prior to the one to which the rent refers, by bank transfer to the bank account with IBAN PT 50 0018 0003 54465034020 24 , the holder of which is the Landlord, opened with SANTANDER PT , or by any other means to be indicated in writing by the Landlord to the Tenant .

M '{(J, A 3. If the Monthly Rent is not fully paid until the date set forth in the preceding number, the Tenant will be in delayed performance (mora) and the Landlord shall have the right to demand, in addition to the rent in arrears, the amount corresponding to 20 % of the owed amo unt . 4. On the date hereof, the Tenant pays to the Landlord the sum of EUR 68 , 548 . 39 , corresponding to (i) the amount of the Monthly Rent calculated on a pro - rata temporis basis for the days of the month of December of 2022 in which the Tenant effectively uses the Leased Premises following the Start Date of this lease as well as (ii) the Monthly Rent due with reference to January 2023 . Such payment is made by means of wire transfer by the Tenant to the Landlord on the date hereof . 5. RENT UPDATE 1. The Landlord will be entitled to yearly increase the Monthly Rent in accordance with the Consumer Price Index mainland exc luding housing ("CPI") applicable with reference to the 12 - month period counting from the anniversary of the Agreement as published by National Institute of Statistics (INE - lnstituto Nacional de Estatistica) without any cap and upwards only . The Tenant further acknowledges that, considering the context of the sale and leaseback transaction which this lease is a part of, it will not benefit from the cap to the rent update approved for the year 2023 by Law 19 / 2022 of 21 October nor by any potential caps that may be generally approved by law in future . 2. The calculation method for the rent update shall be as follows : Rev is ed Rent = Previous rent x (New CPI of the given year/ CPI N - 1 ) . 3. Taking into consideration that data from the National Institute of Statistics, or any entity that may replace it, may be published with a delay, if this means that the base or coefficient is unknown on the date on which the Rent is to be updated, the Parties hereby expressly agree that the Landlord sha ll use the latest available Consumer Price Ind ex mainland excluding housing applicable with reference to the 12 - month period which is published at the anniversary date . For the sake of clarity and as a mere example, if the Monthly Rent is increased in December 2023 but by the time that the Landlord shall inform the Tenant thereof pursuant to Clause 5 . 5 the latest available CPI is the one with reference to the 12 - month period looking backwards (taxa de varia 9 ao hom 6 /oga) as from October 2023 , the Monthly Rent will be updated by using such coefficient . 4. The first annual review of the monthly Rent can take place with effects to the first anniversary of the Start Date of this Agreement, and subsequently on the same day and month of each anniversary of this Agreement . 5. The Landlord shall inform the Tenant of the new amount of the rent as per the rent update, in accordance with this Clause 5 , at least 30 (thirty) days prior to the date on which the updated Monthly Rent shall become effective, subject to the adjustments set out in Clause 5 . 2 . 6. HANDOVER OF THE LEASED PREMISES 1. The Leased Premises are already in the possession of the Tenant due to its condition of previous owner of the Property and are formally delivered to the Tenant on Start Date in their current state and conditions (including physical, legal, environmental and planning conditions), which are well known to the Tenant, notably the layout contained in the plans and the state and conditions evidenced by the photographs both included in Annex 4 .

6 . 2 The Tenant accepts the Leased Premises in their current state and conditions, which the Tenant declares to be perfectly aware of and to be totally appropriate to the Leased Premises' purpose under this Agreement and in accordance with the use permitted by law and the use permit for the Property . 7. USE OF THE LEASED PREMISES 1. The Tenant undertakes to operate and maintain the Leased Premises as an industrial unit, as well as to meet all of the obligations set forth in this Agreement, in a diligent and prudent manner and in line with all legal requirements applicable to the use of the Leased Premises as an industrial unit (including, without limitation, urban planning and environmental requirements) . 2. The Tenant assumes direct liability for all claims relating to the conditions under which it performs its activities in the Leased Premises that may be made against the Landlord, such that the latter is never disturbed and is exempt from any liability against all consequences that may result therefrom . 3. The Tenant, as previous owner of the Property, acknowledges and declares that there is no dispute or litigation risk towards the Property or any third party and that there are no encumbrances, approval or licencing issues or pending licencing procedures pertaining to the use of the Property . 4. The Tenant declares that it has obtained all licenses, authorisations and permits required to operate an industrial unit in the Leased premises, provided for in all applicable laws and regulations (including, without limitation, any licence or permit for the storage of fuel and waste management) . 5. The Tenant undertakes to ensure the safety of people in the Leased Premises . 6. The Tenant undertakes to perform all works, inspections or procedures that are or may become mandatory under current or future regulations applicable to the Leased Premises, whether or not inherent in or specific to the Tenant's activity, specifically including but not limited to those legislation on fire safety (including, fire door, fire partition and all fire safety related items), environment, energy performance, and legislation on people with disabilities, health and safety . The aforementioned aspects shall be executed without delay as determined by order of any administrative authorities or required by law in order to operate the industrial unit . The Tenant shall be liable for any fines which may result from the non - compliance of the applicable regulations . 7. The Tenant shall be responsible for, and will at all times comply with, environmental regulations and in particular regulations in relation to asbestos, termites and other wood - eating insects, as well as legionnaire's disease . Consequently, the Tenant shall take direct responsibility for all works to remove or confine any asbestos element or pollutant substance present in the Property that should be at any time necessary for continued operation of the Property in conformance to the use of the same, in view of both current and future legislation . 8. The Tenant shall obtain and keep in force throughout the entire duration of this Agreement any environmental licenses, permits and authorisations that may be necessary to operate the industrial unit in the Property and will pay all taxes, levies, contributions, fees and duties in this respect . In addition, the Tenant will make best commercial efforts to cooperate and take all necessary actions requested by the Landlord in order to ensure the transfer of the environmental

The picture can't be displayed. licenses, authorisations or permits to the benefit of the Landlord upon termination of the Agreement . 9. The Tenant will assume all risks and environmental liabilities in relation to the use of the Leased Premises . Tenant will be responsible for environmental damage derived from its operation of the industrial unit in the Property as from the Start Date of this Agreement and will bear all legal and financial consequences of any contamination of the Property keeping at all times the Landlord harmless of any damages in connection therewith . 10. For the avoidance of doubt, the Tenant is not authorised to store hazardous substances in the Leased Premises . 8. MAINTENANCE 1. The Landlord is fully relieved of any obligation to perform maintenance and repair or other works at the Leased Premises, having the Tenant to bear all necessary ordinary and extraordinary repair and maintenance works of the Leased Premises, including major structural works or repairs, and the Tenant may not make any claim against the Landlord in this regard . 2. The Tenant shall be responsible for keeping the Leased Premises in very good cleaning and maintenance condition, including any components, equipment and installations and to bear all expenses related to the maintenance and repair works necessary to that end (including, without limitation, expenses related to end of life cycle of equipment and materials and to normal wear and tear) . Within the context of its maintenance obligations, the Tenant may replace any elements or installations of the Leased Premises without the Landlord's prior consent whenever it does not require the municipality's or any other authority's prior control, at its own expense, by new ones that have at least the same characteristics and quality as the existing ones . In any case, any such replacements shall be notified to the Landlord . 3. In the event that the applicable law, any public authority, licenses or authorisations obtained or needed in relation to the permitted use in the Leased Premises require the execution of works in the Leased Premises, such works shall be carried out by the Tenant at its expense . The Tenant undertakes to notify the Landlord promptly after being informed by the relevant public authority or after otherwise becoming aware of the mandatory works required to be performed . 4. Any works to be performed under this Clause shall follow the proceeding set forth in Clause 10 below . 5. The Tenant undertakes to deliver to the Landlord annual maintenance reports following a template to be mutually agreed by the Parties . 9. INSPECTION OF THE LEASED PREMISES 1. The Landlord has the right to inspect the Leased Premises (by itself and/or by its representatives and consultants) to assess the state of conservation and maintenance and repair of the Leased Premises, its equipment and installations and for property assessment and insurance purposes . For such purpose, the Tenant must ensure that, following the prior notice served at least 2 (two) days in advance by the Landlord, free access is given to the Landlord to carry out the inspections . 2. Whilst conducting the inspections as set out in the foregoing paragraph, the Landlord must endeavour its best efforts to not disturb the business carried out by the Tenant in the Leased Premises . The Landlord, while on visit, must abide by all safety protocols and procedures required by the Tenant's activities provided that the Tenant should reasonably support the Landlord regarding the safety protocols so that the access is provided within a reasonable timeframe . 3. As a result of the inspections, the Landlord will have the right to make recommendations to the Tenant in relation to the maintenance, repair, replacement and renovation works, which in the opinion of the Landlord are required for compliance with the terms and conditions of this Agreement . The recommended works must not substantially disturb the Tenant's every day activities, and should abide to the agreed conditions of the Leased Premises at the moment of the celebration of this Agreement . 4. If the Tenant does not execute the previously agreed works and measures recommended by the Landlord, the Landlord may execute these measures and works at its own initiative, provided that this execution shall not substantially disturb the Tenant's activities and does not damage any of the Tenant's equipment and goods . For such purpose, depending on the nature of the works, the Landlord and the Tenant shall mutually agree on the dates and hours for the Landlord to carry out the works . In case an agreement between the Landlord and the Tenant is not reached, the Tenant will ensure that, following the prior written notice served at least 15 (fifteen) days in advance by the Landlord, free access is given to the Landlord to carry out the works . The Tenant shall reimburse the Landlord of the costs with the performed works within a term of 15 (fifteen) days from the notification made by the Landlord requesting such payment (plus VAT as applicable) . The execution of these measures and works does not grant the Tenant any right to early terminate or to require any adjustment to this Agreement, nor to claim a reduction of the monthly rent or any other amounts due, nor to claim from the Landlord any compensation . 10. WORKS 1. The execution of any works in the Leased Premises, except of ordinary works (to the extent that such works do not involve structural elements nor any changes that require the municipality's or other authority's prior request or favorable inspection which in any case shall be previously communicated to the Landlord), requires the Landlord's prior written approval, which shall not be unreasonably withheld, delayed or conditioned . 2. For the purposes set out in the foregoing number, the Tenant shall request the Landlord's authorisation at least 30 (thirty) days in advance to the date foreseen for beginning of the works . The Tenant shall, together with such request, submit to the Landlord the projects of the works, the specifications as well as any legal required projects and authorisations . In case the Landlord fails to reply without proper justification, to the authorisation request within 30 (thirty) days counting from the date on which the request was submitted to the Landlord, such request shall be deemed as accepted . 3. The Tenant shall not be entitled to any retention right or indemnification or compensation under any title nor to reduction of the rent as a result of the execution of any works or improvements carried out by the Tenant in the Leased Premises . 4. The Tenant is exclus i vely liable for complying with all obligations arising out of the execution of the works, such as obtaining all licenses and permits that may be required for their execution, bearing the respective costs, fees, taxes and other charges related to said works and licensing procedures . The Landlord undertakes to cooperate with the Tenant upon the latter's request in administrative procedures that may require the Landlord's intervention in its capacity as owner of the Leased Premises .

The picture can't be displayed. '14.1 ft 5. Any works to be executed by the Tenant in the Leased Premises may not affect the title, safety, structure and architectural and aesthetic harmony of the Leased Premises . 6. The Tenant shall be liable for all damage that may result from the execution of any works, measures or installation referred in this Clause (including, without limitation, third party liability) . 11. VACANCY AND REINSTATEMENT OF THE LEASED PREMISES 1. Unless otherwise agreed between the Parties, upon termination of this Agreement, for any reason whatsoever, the Tenant undertakes to deliver the Leased Premises to the Landlord vacant, clean and free of persons and goods and in very good condition of maintenance (including prevention) and following good repair, without prejudice to the normal tear and wear resulting from a normal and cautious use of the Leased Premises under this Agreement . 2. The Tenant's equipment and installations (including, without limitation, any solar/photovoltaic panels (including, without limitation UPACs (unidades de produc ; ao para autoconsumo)), even if the same are already installed prior to the execution of this Agreement), which shall be understood as, for instance, any alteration, application, installation or implementation of equipment carried out by the latter at the Leased Premises, shall be timely removed by the Tenant prior to the handover of the Leased Premises to the Landlord . The Tenant shall be responsible for repairing any damage caused by such removal, bearing all costs arising therefrom . 3. The Tenant shall at least 6 (six) months prior to the handover of the Leased Premises upon the end of the this Agreement, i . e . upon the end of the Initial Term of this Agreement, or if applicable, its Renewed Term), appoint a technical expert, at its own expense, which shall conduct a survey to the Leased Premises and state in writing its conclusions and recommendations regarding the state and conditions of the Leased Premises, notably any defects (including the ones resulting from wear and tear and end of life cycle) that the Leased Premises may have, which shall be repaired by the Tenant prior to the handover of the Leased Premises to the Landlord . The execution of the repair works stated in the conclusions of this inspection report shall be verified by the Parties on the date foreseen for the end of the Agreement . 4. In the event that the Premises are not reinstated by the Tenant at the end of the Agreement in the terms foreseen in this Clause, the latter shall be deemed in breach of the obligation to reinstate the Leased Premises, for all legal and due effects, and the Landlord shall have the right to refuse the handover of the Leased Premises on that ground . In this event, the Tenant shall pay the Landlord a compensation corresponding to twice the Monthly Rent for each month of delay in the delivery of the Leased Premises . If, notwithstanding the Tenant's breach, the Landlord accepts the handover of the Leased Premises, the latter shall be entitled to carry out, at the Tenant's expense, all acts necessary to remove/demolish the works and improvements made by the Tenant and proceed with any actions necessary, being the Landlord in any case entitled to enforce, totally or partially, the guarantees provided by the Tenant . 12. EXPENSES, TAXES AND FEES 1. The Tenant shall bear all operational, property management fees, maintenance (including, without limitation, applicable technical management fees and charges), insurance (including but not limited to the Landlord's property insurance), safety, cleaning and expenses for the Leased Premises .

2. The supply of any services or utilities in the Leased Premises, including, without limitation, water, electricity, gas, air conditioning and communications will be directly hired by the Tenant and the respective expenses will be directly and exclusively borne by the Tenant . 3. The payment of any taxes related with the ownership of the Property, notably, without limitation, the Municipal Property Tax (or other that may replace it or other new taxes) as well as any sewage fees are of the Tenant's responsibility . 4. If the Tenant does not pay any expenses, taxes and fees foreseen in this Clause, the Landlord may pay any of such due amounts at its own initiative and the Tenant will have to reimburse to the Landlord the costs incurred by the latter (accrued of VAT if applicable) within a term of 15 (fifteen) days from the notification made by the Landlord requesting such payment . 5. In case the Landlord receives any invoice addressed to it regarding costs and expenses that under this Clause shall be borne by the Tenant, the Landlord may pay any of such due amounts at its own initiative and the Tenant shall reimburse the Landlord of the costs incurred by the latter (accrued of VAT if applicable) within 15 (fifteen) days from receipt of the Landlord's notification requesting such payment . 13. GUARANTEES 1. In order to guarantee the fulfilment of all obligations arising to the Tenant from this Agreement, on the date hereof, the Tenant (i) makes a cash deposit in the amount of EUR 800 , 000 . 00 (eight hundred thousand euros) subject to annual review under the same terms and conditions set forth in Clause 5 above, corresponding to 16 (sixteen) times the sum of the Monthly Rent (the "Cash Deposit"), and (ii) delivers to the Landlord a stand - alone bank guarantee on first demand in the amount of EUR 100 , 000 (one - hundred thousand euros), equivalent to 2 (two) times the sum of the Monthly Rent subject to annual review under the same terms and conditions set forth in Clause 5 above, which shall be renewed every 5 (five) years, the agreed template of which is annexed to this Agreement as Annex 5 (the " Bank Guarantee" and together with the Cash Deposit the "Guarantees") . The payment of the Cash Deposit is made by the Tenant by means of set - off with the purchase price of acquisition of the Property by the Landlord on the date hereof . In the event that, on the date hereof, the Tenant does not hold the Bank Guarantee to be provided to the Landlord, the Tenant replaces the delivery of the Bank Guarantee by an additional cash deposit to the Landlord in the same amount of EUR 100 , 000 (one - hundred thousand euros) . The Landlord undertakes to release such cash deposit against receipt of the Bank Guarantee in the same amount . The same shall apply in case the Tenant fails to renew the Bank Guarantee on due date (i . e . every 5 years as of its issuance) . In such case, the Tenant shall therefore provide the Landlord with a cash deposit in the equivalent amount which shall remain with the Landlord until the latter receives the renewed Bank Guarantee or a new one issued in the same terms of the agreed template attached as Annex 5 . In such case, the Landlord undertakes to release such cash deposit against receipt of the renewed/new Bank Guarantee . 2. If, during the Initial Term or, if applicable, the Renewed Term of this Agreement, the Tenant has positive net income results for 2 (two) consecutive years (i) the amount of the Cash Deposit can be replaced with the amount of EUR 300 , 000 . 00 (three - hundred thousand euros), corresponding to 6 (six) times the sum of the Monthly Rent , and (ii) the amount of the stand - alone bank guarantee on first demand can be replaced with the amount of EUR 300 , 000 . 00 , equivalent to 6 (six) times the sum of the Monthly Rent .

The picture can't be displayed. M IA 3. For the avoidance of doubt, in case the Landlord assigns its contractual position under this Agreement to a third party, the Guarantees shall be automatically assigned to such third party . 4. The Guarantees may be enforced whenever the Tenant is more than 30 (thirty) days late in complying with any of the obligations arising from this Agreement . 5. The Tenant shall reinforce the Guarantees, within 15 (fifteen) days counted from the written notification sent by the Landlord for such purpose, up to the amount due, in the following situations : (i) whenever the Guarantees are used by the Landlord to cover a Tenant's default and therefore the available Guarantees' amount is reduced as well as (ii) whenever the Tenant does not have a positive net income result for 2 consecutive years, in which case, should the Guarantees meanwhile have been reduced pursuant to Clause 13 . 2 , the Guarantees shall be reinforced to the amounts as set out in Clause 13 . 1 , updated to the updated Monthly Rent due at such time . 6. The Guarantees cannot be used by the Tenant to pay any Monthly Rents without the Landlord's prior written consent . 7. The Guarantees shall be returned to the Tenant, in whole or in part (as the case may be), within 30 (thirty) days as from the date on which the Leased Premises are reinstated and returned to the Landlord pursuant to Clause 11 , if and to the extent that no amounts need to be retained by the Landlord to cover any rent or other amounts due by the Tenant or to carry out any repairs in the Leased Premises which were the Tenant's responsibility . 8. In addition to the Guarantees, the Guarantor hereby guarantees the due and timely fulfilment of all obligations arising from this Agreement to the Tenant (including, without limitation, payment of the Monthly Rent) being jointly and severally liable with the Tenant, with express waiver to the need for prior prosecution of the Tenant (com renuncia expressa ao beneficio da excussao previa), during the entire term of this Agreement . For the avoidance of doubt, in case the Landlord assigns its contractual position under this Agreement to a third party, the Guarantor's guarantee shall be automatically assigned to such third party . 14. INSURANCE 1. The Landlord undertakes to hire and to keep in force, throughout the entire period in which this Agreement is in force, the mandatory property insurance covering the Leased Premises . The respective premium will be borne by the Tenant . 2. The Tenant undertakes to hire and to keep in force, throughout the entire period in which this Agreement is in force, all insurance required by applicable law, including, without limitation, a multi - risks and civil liability insurance policy covering any damages that may arise from or in the Leased Premises (including, without limitation, loss of rents up to the amount corresponding to 36 (thirty six) Monthly Rents in case of business interruption) and that may be suffered by the Tenant, its employees, visitors, customers or service providers or any third parties related to the Tenant, according to an insurance policy to be previously approved by the Landlord, the Tenant being fully liable for the payment of the respective costs and premiums . The insurance policy shall also have the Landlord as a beneficiary of the same and the loss of rent coverage, if due, shall be paid to the Landlord . 3. Upon request of the Landlord, the Tenant shall provide evidence to the Landlord of payment of the premium and that the hired insurance policy is in place . In case the Tenant does not pay the insurance premium of the hired policy, the Landlord is entitled to pay the said premium on behalf of the Tenant and may charge such amount to the latter (accrued of VAT if applicable) . 4. The Parties expressly agree and accept that the Tenant shall be exclusively liable for all damage caused to the Property, in general, and to Landlord or to any of its employees, service providers, legal representatives, agents, consultants , visitors or costumers which arise out of or in connection with the operation of the Leased Premises and/or the industrial unit . 5. In the event that the Property is totally or partially destructed and, as a result, the relevant reconstruction works are expected to last for more than 3 (three) years, this Agreement shall automatically terminate, unless otherwise agreed upon by the Parties with no compensation payable by any Party, but without prejudice to the right of the Landlord to obtain compensation from the Tenant, should the damage be ascribable to the Tenant . 6. In the event that the Property is totally or partially destructed (to the extent that the event is actually covered by a hired insurance policy) and, as a result, the relevant reconstruction works are expected to last for less than 3 (three) years, the Landlord shall apply the amounts actually received from the insurance company in the reconstruction of the Property so as to reinstate it in the previous status it was prior to the insured event, it being understood that the Tenant shall be entitled to participate in the discussions on the definition and the management of the reconstruction project and the relevant opinion will be taken in due account by the Landlord, provided that the Landlord shall take the final decision . During the period of execution of the works while the Property will not be available, the Landlord shall be entitled to receive from the insurer, for a maximum period of 3 (three) years, the indemnity for loss of rents . The Tenant will continue to be bound to all payments due pursuant to this Agreement (including Property Municipal Tax) except the Monthly Rent (which will be fully paid by the insurer or, in case of partial destruction, proportionally reduced to the area of the Leased Premises that can be used) . In the event that the reconstruction works actually last for more than 3 (three) years, if reasonable, the Parties will in good faith negotiate an extension of the period to complete the reconstruction and if an agreement is not reached the preceding paragraph shall apply . 7. In any case of destruction, the Tenant may not request compensation to the Landlord whatsoever . 15. INFORMATION UNDERTAKINGS 1. The Tenant shall provide the Landlord with the Tenant's audited financial statements and with the Tenant's corporate group consolidated financial statements for each year throughout the entire duration of this Agreement as soon as the same become available to the public and filed with the regulator (commencing with the financial year ending 31 December 2022 ) . 2. The Tenant shall also provide the Landlord with the corporate, environmental or energy related information or data which the Landlord is required to disclose to any public entity due to regulatory reasons or as part of the Landlord's (or the Landlord's corporate group) ESG criteria . 3. The Tenant will also provide the Landlord with accumulated and monthly consumptions data regarding use and supply of energy, of water and other materials and services at least every year or upon the Landlord's request . 4. Upon request of the Landlord, the Parties will consult with each other on issues or circumstances that may enhance environmental performance and will consider undertaking all such opportunities which are expected to have a positive impact on the work environment subject to

The picture can't be displayed. an analysis of the costs and benefits ; likewise, the Parties will constructively consult with each other on issues or circumstances that may detract from attaining these environmental principles . 15 . 5 The Landlord may also install, at its own cost, equipment (including check meters or other equipment) to measure the supply of gas, electricity or other energy or utility supplied to the Leased Premises . In such case, the Landlord and/or its agents shall have the right to access the Leased Premises (with workmen, contractors, and necessary equipment) at reasonable times and without causing substantial harm or negatively influence the Tenant's activities in order to carry out such installation, provided that (i) at least a 7 (seven) - day prior written notice is given by the Landlord to the Tenant of such proposed access ; and the installation of the equipment does not adversely affect the Tenant's use and occupation of the Leased Premises . 16. TERMINATION In accordance with article 1083 and other applicable legal provisions of the Portuguese Civil Code, any of the Parties may terminate this Agreement on the basis of breach of contract by the other Party, having the right to be indemnified for any damages and loss of profit that may arise therefrom . 17. SIGNAGE 1. The Tenant, besides the currently in place items, may only install additional signage outside the Leased Premises or in its interior or exterior parts with the prior written approval of the Landlord, and after obtaining all required licenses and/or permits from any relevant public entities . The signage to be installed shall have to bear the brand/logo "Fusion Fuel", or another brand/logo that may replace the latter as part of a group rebranding, alongside any required logos or brands as part of regulations or grants awards . 2. The Tenant's communication shall include the description of the signage to be installed, namely technical features and dimensions, as well as the technical solution proposed for the installation. 3. The Landlord shall answer within 30 (thirty) days as from receipt of the request. The approval shall not be unreasonably withheld. 4. In case of absence of reply without proper justification, the Landlord shall be deemed to have accepted the installation of signage. 5. Clause 10.3 to 10.6 shall apply mutatis mutandis. 6. All signage shall be removed by the Tenant, at its own cost, upon expiry or termination of the Agreement for any reason whatsoever, and the Tenant shall carry out any required repairs to ensure that Leased Premises are delivered in the conditions for use as per clause 11 . 7. The Tenant shall indemnify and hold the Landlord harmless from any damages suffered by the Landlord or any third party in connection with the installation, existence or removal of any signage in any part of the Leased Premises (including as a result of any claims filed against the Landlord in connection thereto) . 18. EMPLOYEES The Tenant undertakes to be responsible for employment, tax and social security obligations in relation to its employees and its subcontractors and to employees of its subcontractors and to indemnify the Landlord against all economic losses and expenses of any nature caused to the Landlord as a result of any claim in the tax, employment and social security field connected with employees of the Tenant's subcontractors and employees of subcontractors . Tenant shall procure that the Landlord does not have to assume any labour obligations or liabilities in respect of the workers of the industrial unit in the Leased Premises, and shall keep the Landlord fully indemnified if that is not the case . 19. ASSIGNMENT AND SUBLEASE 1. The Tenant may not sublease the Leased Premises without the Landlord's prior written consent . However, the Tenant is hereby authorised to sublease the Leased Premises (i) either in whole or in part, to a company belonging to the same corporate group of the Tenant (as qualified under article 21 of the Portuguese Securities Code (C 6 digo dos Va/ores Mobi/iarios)) or (ii) to any company in case the subleased area does not exceed 25 % of the surface area of Leased Premises, in which cases the Tenant shall be liable before the Landlord for every act and omission attributable to them as if such act or omission was of the Tenant's direct responsibility or to it attributable . 2. The Tenant may not assign its contractual position in this Agreement without the Landlord's prior written consent . In case the Landlord consents on the assignment (i) the Tenant shall be liable before the Landlord for every act and omission attributable to them as if such act or omission was of the Tenant's direct responsibility or to it attributable, (ii) the assignee should expressly acknowledge the terms and conditions of this Agreement accepting all Tenant's obligations agreed herein and (iii) the assignee shall have at least the same creditworthiness of the Tenant and provide the same level of guarantee in relation to the fulfilment of the obligations set forth in this Agreement . 3. Any assignment and/or sublease by the Tenant is subject to the authorised purpose of this Agreement (as foreseen in Clause 2 ) not being altered . 4. In case of a change of the shareholding structure of the Guarantor, which involves the delisting of the Guarantor, as a result of a merger, spin - off, transformation and/or change of control (directly or indirectly), the Tenant shall (i) inform the Landlord of the change in the Guarantor's shareholding once legally possible, on the same day of the change of in the shareholding structure, and (ii) reinforce the Guarantees provided under this Agreement to the amounts foreseen in Clause 13 . 1 . In this case, iffor 2 (two) consecutive years counted from the change the Guarantor has positive net income results the Guarantees can be reduced to the amounts foreseen in Clause 13 . 2 . 20. COMMUNICATIONS 1. All communications and notices to be given by the Parties under or in relation to this Agreement shall be in writing and served by any of the following methods : (iii) (i) hand delivery with written acknowledgement of receipt by the other Party; or (ii) postal or electronic mail, or any other means, provided that in all such cases there is a record of proper receipt by the addressee(s). Communications to terminate the Agreement are only deemed valid if sent by registered mail (email not being sufficient). 20.2. All notifications and communications between the Parties relating to this Agreement must be made to the addresses referred to below:

The picture can't be displayed. A'ffi ft To the Landlord: SCPI CORUM EURION - SUCURSAL EM PORTUGAL For the attention of : Philippe Cervesi - Real Estate Director/General Manager/Partner Address: 1 rue Euler, 75008, Paris, France Phone: +33 6 84 47 89 34 E - mail: philippe.cervesi@corum - am.com For the attention of : Ricardo Quaresma - Senior Asset Manager Address: Avenida da Liberdade, 240, 1st floor, 1250 - 148 Lisbon Phone: +351 93 662 66 31 E - mail: ricardo.quaresma@corum - am.com To the Tenant: FUSION FUEL PORTUGAL, S.A. For the attention of Carlos Andre Antunes Address: Rua da Fabrica s/n, Sabugo, 2715 - 376 Almargem do Bispo Phone:+351211342435 E - mail: aantunes@fusion - fuel.eu To the Guarantor: FUSION FUEL GREEN For the attention of Frederico Figueira de Chaves Address: The Victorians, 15 - 18 Earlsfort Terrace, Saint Kevin's - Dublin 2, Ireland Phone: +351 960 439 641 E - mail: fchaves@fusion - fuel.eu 3. Communications by registered letter with acknowledgement of receipt or delivered in hand shall be deemed made on the date of the corresponding receipt . Copies of the communications shall also be sent via email . 4. Any change in the addresses or recipients for notification purposes shall be immediately notified to the other Party in accordance with the rules set out in this clause . Notices made by either Party in accordance with such rules to the original address or recipient shall be deemed to have been properly served until such time as a Party has received a notice of such changes .

21. ENTIRE AGREEMENT This Agreement and respective recitals and annexes constitute the entire agreement of the Parties on the subject matter and shall not be amended or modified verbally but only by written document signed by both Parties or by their representatives . 22. DATA PROTECTION 1. In accordance with the applicable data protection regulations, the personal data of the individuals who sign , manage and perform this Lease Agreement in the name or on behalf of the Parties will be processed by the other Party to carry out, perform, manage and monitor the Lease Agreement and comply with their statutory duties . With regard to the processing for which each of the Parties is responsible, the data subjects may exercise their right of access, rights to rectification, erasure , object, data portability , restriction of processing and not be subject to automated individual decision - making and any other right recognised by the applicable regulations from time to time, by writing to the addresses referred in Clause 20 above . The processing of these data is necessary and the basis for doing so are : (i) performing and monitoring the contractual relationship between the Parties ; and (ii) complying with the Parties' statutory obligations . Personal data will be processed during the term of this Lease Agreement, after which the Parties will retain the personal data for up to 10 (ten) years unless a longer term applies for statutory or contractual reasons . The data subjects also have the right to file claims and requests relating to their data protection rights with the relevant data protection authority . 2. Before either Party discloses to the other any personal data of any individual who performs or manages the Lease Agreement or of any third parties, the disclosing Party must previously inform the data subjects of the content of the preceding paragraph and comply with any other mandatory requirements that may apply for the lawful disclosure of the data to the recipient so that the latter does not have to take any additional steps vis - a - vis the data subjects . 23. LEGALISATION OF SIGNATURES, STAMP TAX AND REGISTRATION 1. The signatures of the representatives of each of the Parties executing this Agreement shall be legalised in the presence of a notary o r another authority with similar powers (reconhecimento presencial de assinaturas na qua/idade) . 2. The Landlord shall communicate this Agreement to the Portuguese tax authorities (Autoridade Tributaria e Aduaneira) through the electronic communication of the Finance Portal (Portal das Financ ; as) under the period and terms legally required . 3. The Tenant shall pay the stamp tax due in connection with this Agreement and provide the Landlord with evidence thereof before the end of the month following to the month in which this Agreement is s i gned . 4. Under the terms and for the purposes of article 2 . 1 (m) of the Land Registry Code, the Tenant will submit the Agreement to be registered with the Land Registry Office within the applicable legal deadline and pay any registration fees and all required amounts in connection therewith . The Landlord shall sign the necessary documents as needed for such registry . 24. APPLICABLE LAW AND JURISDICTION 1. This Agreement shall be governed by Portuguese law.

The picture can't be displayed. Land registry excerpt and tax certificate of the Property Annex 1 Copy of Use Permit Annex 2 Energy and air quality certificate Annex 3 Plans and pictures of the Leased Premises Ann e x 4 Equipment and goods installed in the Leased Premises Annex 4.A Bank Guarantee Ann e x5 24 . 2 . Without prejudice to the cases in which the Landlord may resort to the National Lease Counter (Balcao Nacional do Arrendamento), hereby acknowledged by both Parties, whenever the resource to judgment is binding to solve any dispute or divergence between the Parties regarding any matter arising from this Agreement the Parties agree to submit themselves to the exclusive jurisdiction of the Courts of Lisbon . 25 . LIST OF ANNEXES The annexes attached hereto and listed hereunder form an integral part of this Agreement: This Agreement is set down in writing and executed on 20 December 2022, in 3 (three) copies, 1 (one) for each Party. [remainder of the page intentionally left blank; signatures page to follow]

The picture can't be displayed. By the Landlord SCPI CORUM EURION - SUCURSAL EM PORTUGAL i ¥1 vJeJ 11:.,, Name: Miguel Valente Bento Capacity: Attorney (procurador) By the Tenant FUSION FUEL PORTUGAL, S.A. kJ,J,iL, Name: Carlos Andre de Melo Pinheiro Antunes Capacity: Director By the Guarantor FUSION FUEL GREEN pie. &l@W . kL Name: Carlos Andre de Melo Pinheiro Antunes Capacity: Attorney (procurador)

The picture can't be displayed. The picture can't be displayed. The picture can't be displayed. notaria ...j - t ƒ ARIA COSTA , Reconhe90 a assinatura de MIGUEL JOSE VALENTE BENTO, em folha anexa, feita pelo pr 6 prio na minha presen 9 a, pessoa cuja identidade verifiquei pela exibi 9 ao do cartao de cidadao numero 13964525 , valido ate 04 / 03 / 2029 , emitido pela Republica Portuguesa, que intervem na qualidade de Procurador, em representa 9 ao da sociedade CORUM EURION, actuando atraves da sua representa 9 ao permanente em Portugal, denominada SCPI CORUM EURION - SUCURSAL EM PORTUGAL, com poderes para o acto, conforme verifiquei por uma procura 9 ao, documento que fica arquivado neste Cart 6 rio, a instruir escritura lavrada a folhas cento e vinte e duas do livro quarenta e quatro - A, tendo ficado arquivada tambem, a instruir a mesma escritura, impressao da certidao comercial permanente da Sucursal, com o c 6 digo de acesso 0314 - 6332 - 0445 e ainda consultado a declara 9 ao do Registo Central do Beneficiario Efectivo da Sucursal, atraves do c 6 digo RCBE ad 8926 ac - add 02 - 49 f 7 - 8 c 48 - c 5 c 813 deec 9 a . Lisboa, 20 de Dezembro de 2022 . Cart6rio Notarial de Ana Rita Ribeiro da Costa Pinto Cali90. Canta n. 0 32 ice[_ l - = - Ana Rita Ribeiro da Costa Pinto Cali90

Reconhe 90 a assinatura de CARLOS ANDRE DE MELO PINHEIRO ANTUNES, em folha anexa, feita pelo pr 6 prio na minha preseni ; a, pessoa cuja identidade verifiquei pela exibi 9 ao do cartao de cidadao numero 11630629 , valido ate 03 / 08 / 2031 , emitido pela Republica Portuguesa, que intervem nas seguintes qualidades : A) Administrador, em representai ; ao da sociedade comercial an 6 nima com a firma FUSION FUEL PORTUGAL, S . A . , com poderes para o acto, conforme verifiquei pela respectiva certidao comercial permanente, com o c 6 digo de acesso 8823 - 0003 - 5541 , e por fotoc 6 pia certificada da acta numero oito da reuniao do Conselho de Administrai ; ao realizada em catorze de Dezembro de dois mil e vinte e dois, documentos que ficam arquivados neste Cart 6 rio, a instruir escritura lavrada a folhas cento e vinte e duas do livro quarenta e quatro - A, tendo consultado tambem a declarai ; ao do Registo Central do Beneficiario Efectivo, atraves do NIPC da sociedade ; B) Procurador, em representai ; ao da sociedade FUSION FUEL GREEN PUBLIC LIMITED COMPANY, com poderes para o acto, conforme verifiquei por uma procurai ; ao certificada notarialmente em dezasseis de Dezembro de dois mil e vinte e dois por Declan C . Hayes, Notario Publico em Dublin, lrlanda, documento que foi me exibido . Lisboa, 20 de Dezembro de 2022 . Cart6rio Notarial de Ana Rita Ribeiro da Costa Pinto Calii;o. Contan. 0 . A No ta n a L , c / - - Ana Rita Ribeiro da Costa Pinto Calii;o

FORAM - ME EXIBIDOS: - 1J - Fotoc6pia certificada em 16/12/2022 pela advogada Mariana Carrilho, titular da cedula profissional numero 63737L, do alvara de licen9a de utiliza9ao numero 32/04, de 22/03/2004, emitido pela Camara Municipal de Benavente para o im6vel objecto do presente contrato; - Certificado energetico SCE294887846, respeitante ao im6vel objecto do presente contrato. CONSULTADO: - 0 registo de entidades autorizadas disponivel no sitio do Banco de Portugal, em https : //www . bportugal . pt/entidades - autorizadas, tendo verificado que a SCPI CORUM EURION - SUCURSAL EM PORTUGAL nao esta autorizada a exercer actividade financeira reservada, facto de que dei conhecimento aos signatarios, nos termos e para os efeitos do disposto no artigo 4 . 0 , numero 1 , da Lei numero 78 / 2021 , de 24 de Novembre, tendo as partes declarado que o presente contrato nao e celebrado no ambito do exercicio de uma actividade financeira reservada a entidades habilitadas junta do Banco de Portugal . ADVERTI os signatarios que: 1) Deverao apresentar este contrato a Autoridade Tributaria para efeitos da liquida9ao do impasto do selo do arrendamento; e 2) Da obrigatoriedade de procederem ao registo predial no prazo de dois meses a contar da presente data.

The picture can't be displayed. A garantia constitufda ao abrigo do contrato anexo encontra - se isenta do pagamento da verba 10 da TGIS, por ser simultanea e materialmente acess6ria de contrato especialmente tributado. 0 presente reconhecimento de assinaturas nao ressalva qualquer inexactidao ou deficiencia do conteudo do documento apresentado.